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Exhibit 10.17

LEASE AGREEMENT

NAVARRO LOWREY, L.P.—
CENTREPARK PLAZA I PARTNERS SERIES
a Delaware limited partnership authorized
to transact business in Florida as
Navarro Lowrey, Ltd.—Centrepark Plaza I Partners Series

("Landlord")

PHYSICIANS DIAGNOSTIC SERVICES, LLC
a Delaware Corporation authorized to transact
business in Florida

("Tenant")

Attachments:

Exhibit A:	DESCRIPTION OF PREMISES
Exhibit B:	Certificate of Lease and Rent Commencement
Exhibit C:	Intentionally Deleted
Exhibit D:	Intentionally Deleted
Exhibit E:	CERTIFICATE OF TENANT
Exhibit F:	RULES AND REGULATIONS
Schedule 1:	BASIC LEASE INFORMATION
Schedule 2:	FINANCIAL STATEMENTS

LEASE AGREEMENT

        THIS LEASE AGREEMENT is made and entered into this                        day of    , 2002 by and between NAVARRO LOWREY, L.P.—CENTREPARK PLAZA I PARTNERS SERIES, a Delaware limited partnership authorized to transact business in Florida as Navarro Lowrey, Ltd.—Centrepark Plaza I Partners Series ("Landlord") and, PHYSICIANS DIAGNOSTIC SYSTEMS, LLC, authorized to transact business in Florida ("Tenant").

        Subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (the "Premises") comprised within the area substantially as outlined in red on attached Exhibit "A," in the building (the "Building") specified in the Basic Lease Information attached hereto as Schedule 1 (the "Basic Lease Information").

        1.    PREMISES AND USE OF COMMON AREAS.

        (a)   The Premises shall for all purposes under this Lease be deemed to contain the number of rentable square feet of area, specified in the Basic Lease Information, which includes a proportionate share of the Building Common Areas (as hereinafter defined). Tenant shall use and occupy me Premises for the purpose as specified in the Basic Lease Information, and for no other use or purpose without the prior written consent of Landlord.

        (b)   The use and occupation by Tenant of the Premises shall include the nonexclusive use, in common with others entitled thereto, of the hallways, elevators, toilets, stairways, entrance ways, grounds, sidewalks and parking areas (hereinafter collectively "Building Common Areas") designated by Landlord to be for the benefit of or as a part of the Building, as such Building Common Areas now exist or as may hereafter be constructed and subject, however, to the terms and conditions of this Lease and to the rules and regulations for the use thereof as may be prescribed from time to time by Landlord. The Building Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, from time to time, to change the areas, locations and arrangements of the facilities hereinabove referred to and the right, at any time, to perform maintenance operations and to make repairs, alterations, or additions to the Building, the Building Common Areas and the remainder of the Office Park. Tenant agrees to cooperate with Landlord, permitting Landlord to accomplish any such maintenance, repairs, alterations, additions or construction. Landlord reserves the right, at any time, to add to or reduce the Building Common Areas.

        (c)   Tenant acknowledges that the Building and its Common Areas are part of a multi-structure commercial office space facility (the "Office Park") constructed or to be constructed by Landlord on Lot 4 of the Plat of Centrepark Plat 2, Plat Book 66, Page 51, and known as "Centrepark Plaza". Tenant's rights under this Lease, however, extend only to the Premises and the Building Common Areas as described herein. Landlord shall have the right, but not the obligation, to supply the services to be provided by Landlord hereunder by virtue of contracts for the supplying of such services to the entire Office Park, in which event the cost of such services shall be equitably apportioned to the Building as Landlord may reasonably determine. Tenant agrees to cooperate with Landlord in the further construction of the Office Park and acknowledges that any temporary inconvenience, or any diminution in Building Common Areas attributable thereto shall not constitute an eviction, nor entitle Tenant to any diminution in rent therefore. Landlord shall have the right to subdivide the Office Park, declare portions of the Office Park to be condominium(s) or otherwise provide for separate ownership of the Buildings and their respective Building Common Areas within the Office Park.

        (d)   Any Exhibit attached to this Lease, or any other general description of the Premises, Building or Office Park delivered to Tenant which shall set forth the approximate location of the Premises, is agreed to be a tentative general layout of the Premises, the Building, the Office Park and/or the surrounding areas. Such exhibit or other information shall not be deemed a warranty, a representation, or agreement on the part of the Landlord that the final as-built structures or the configuration of the surrounding areas will be as indicated or depicted on said Exhibit or other information or will remain as indicated or depicted throughout the term of this Lease.

        (e)   Landlord reserves and shall have the exclusive right to approve and install signs on the exterior and/or roof of the Building or other improvements located or to be constructed in the Office Park, so long as such signs do not obstruct Tenant's view, and to receive such consideration therefore as Landlord deems appropriate. Nothing contained in this Lease shall be deemed to have granted to Tenant any rights in or to the outer side of the outside walls of the Building, or the roof thereof.

        (f)    Landlord reserves the right to grant easements over, under, and through all portions of the Building and the remainder of the Office Park for such purposes as the Landlord deems appropriate, without any liability to Tenant for compensation or abatement of rent, so long as such easements do not materially interfere with Tenant's use of the Premises.

        2.    TERM AND POSSESSION.

        (a)   The term of this Lease (the "Term") shall commence November 1, 2002 or ten (10) days subsequent to Landlord notifying Tenant that Landlord has acquired legal possession of the Premises from Mutual Insurance Group ("MIG"), whichever occurs last. The Term of this Lease shall continue through August 31, 2006 (or until sooner terminated as herein provided). The dates upon which the Term shall commence and terminate pursuant to this Paragraph 2(a) are herein called the "Commencement Date" and the "Expiration Date," respectively. Landlord and Tenant acknowledge and agree that the parties' obligations under this Lease are expressly contingent upon Landlord acquiring legal possession of the Premises from MIG by way of an action for eviction, surrender of possession, or other lawful means. In the event Landlord is unable to acquire legal possession of the Premises on or before December 1, 2002, either party thereafter may terminate this Lease by delivering written notice thereof to the other party, whereupon Landlord shall return to Tenant any security deposits and prepaid rents and this Lease shall be of no further force or effect.

        (b)   Intentionally deleted.

        (c)   Tenant leases and agrees to accept the Premises "as is" and Tenant releases Landlord from any and all claims arising from any defect (not including latent defects) in condition of the Premises, the Building Common Areas, or the Office Park. Landlord shall not be required to decorate or make any repairs or improvements to the Premises, the Building or the Office Park, which are not expressly stated herein as Landlord's responsibility. Tenant hereby acknowledges Landlord has made no promises, agreements or representations as to the decorations, repair, alterations, or maintenance of the Premises or any other portion of the Building except as set forth herein. Notwithstanding the aforementioned, Landlord, at Landlord's expense, will have an interior connecting door installed to between the Premises and suite 110.

        3.    RENT; RENT ADJUSTMENTS; ADDITIONAL RENT FOR OPERATING EXPENSES AND TAXES; SALES TAX.

        (a)   Tenant shall pay to Landlord throughout the Term the Annual Base Rent specified in the Basic Lease Information, as adjusted pursuant to Paragraph 3(b) hereof which sum shall be payable by Tenant in equal monthly installments on or before the first day of each month, in advance, in lawful money of the United States, without any prior demand therefore and without deduction or offset whatsoever. The Annual Base Rent shall be paid to Landlord or its managing agent at the address as specified in the Basic Lease Information or to such other firm or to such other place as Landlord or its managing agent may from time to time designate in writing. In addition to the Annual Base Rent, Tenant shall pay to Landlord all charges and other amounts whatsoever as provided in this Lease ("Additional Rent"), which shall be payable to Landlord at the time and place where the Annual Base Rent is payable and Landlord shall have the same remedies for a default in the payment of Additional

Rent as for a default in the payment of Annual Base Rent. For the purposes of this Lease, the term "Rent", as hereinafter used, shall collectively constitute both Annual Base Rent and Additional Rent payable by Tenant. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the Rent for such fractional month shall be prorated on a daily basis. Tenant shall be authorized to pay Rent directly to the holder of any mortgage encumbering the Premises upon Tenants' receipt of written notice from said mortgagee directing that payment of rent be made to the mortgagee.

        (b)   The Annual Base Rent shall be adjusted annually during the Term on each anniversary date of this Lease Agreement commencing one year after the Commencement Date (each anniversary date upon which an adjustment to the Annual Base Rent shall be made shall hereinafter be called an "Adjustment Date") in accordance with the Annual Base Rent Schedule of Schedule I Basic Lease Information herein.

        (c)   For purposes of this Paragraph 3(c), the following terms shall have the meanings hereinafter set forth:

          (A)  "Tenant's Share" shall mean the percentage figure so specified in the Basic Lease Information. For information purposes only, Tenant's Share has been computed by dividing the rentable square feet of the Premises by ninety-five percent (95%) of the total rentable square feet of the Building and, in the event that either the rentable square feet of the Premises or the total rentable square feet of the Building is changed, Tenant's Share will be appropriately adjusted, and, as to the Tax Year or the Expense Year (as said terms are herein defined) in which such change occurs, for purposes of this Paragraph 3(c)(i)(A), Tenant's Share shall be determined on the basis of the number of days during such Tax Year and such Expense Year at each respective percentage.

          (B)  "Real Estate Taxes" shall mean all taxes, assessments and charges levied upon or with respect to the Building or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building or such personal property without regard for any discounts available for early payment. In the event Landlord pays a discounted amount, said discount shall be passed through to Tenant. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees, or assessments for transit, drainage, housing, police, fire, or other governmental services or purported benefits to the Building, or service payments in lieu of taxes, that are now or hereafter levied or assessed against Landlord by any governmental or other authority having jurisdiction over same, and shall also include any other tax, fee, or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce Real Estate Taxes.

          (C)  "Expenses" shall mean the total costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and the Building Common Areas, as adjusted in accordance with paragraph 3(e) hereof, including, without limitation, (1) the cost of air conditioning, electricity, steam, heating, mechanical, ventilating, and elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith, (2) the cost of repairs and general maintenance cleaning, (3) the cost of fire, extended coverage, all risk, boiler, sprinkler, public liability, property damage, flood, rent, earthquake, umbrella coverage, and other insurance, (4) wages, salaries and other labor costs, including taxes, insurance, retirement, medical and other employee benefits, (5) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs management services in connection with the Building, (6) the cost of security for the Building and/or the Office Park, (7) the cost of installing existing hurricane shutters on the Building in the event of the threat of a tropical storm, hurricane or other event for which Landlord determines, in its reasonable discretion, that said shutters are necessary for the protection of the Building, (8) the cost of any membership fees, expenses or charges imposed by Centrepark Property Owners Association, Inc. or any association created to manage and/or maintain the Building Common Areas or other public areas of the Office Park and all costs of such common or public area management and maintenance, (8) the cost of any capital improvements made to the Building after completion of its construction as a labor- saving device or to effect other economies in the operation or maintenance of the Building, or that are made to the Building after the date of this Lease and are required under any governmental law or regulation that was not applicable to the Building at the time that permits for the construction thereof were obtained, or refurbishing, decorating, or replacement of items of personal property within the Building or within the Office Park such cost to be amortized over such reasonable period as Landlord shall determine, (9) any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building, (10) all Real Estate Taxes, and (11) reasonable reserve for recurring capital expenditures, such as painting, resurfacing paved areas and replacing roofs.

          (D)  "Expense Year" shall mean each twelve (12) consecutive month period commencing January 1st of the calendar year during which the Commencement Date of this Lease occurs, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of the Expenses shall be equitably adjusted for each Expense Year involved in any such change. In the event the Commencement Date occurs during the calendar year in which the Building is constructed and receives a certificate of occupancy, the Expense Year shall be less than a twelve (12) month period and shall commence on the date the first tenant takes possession of space in the Building and shall end on the last day of the calendar year thereafter.

          (E)  "Tax Year" shall mean each calendar year during the Term including the calendar years, which contain the Commencement Date and the Termination Date.

            (i)    Tenant shall pay to Landlord as Additional Rent one twelfth (l/12th) of Tenant's Share of the Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant, and Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Expense Statement"), setting forth in reasonable detail the Expenses for such Expense Year and Tenant's Share thereof. If the actual Expenses for such Expense Year exceed the estimated Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and Tenant's Share (as specified in the Basic Lease Information) of the actual Expenses within fifteen (15) days after the receipt of Landlord's Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Expenses for such Expense Year, such excess shall be credited against the next installment of the estimated Expenses due from Tenant to Landlord hereunder.

            (ii)   If the Commencement Date shall occur on a date other than the first day of an Expense Year, Tenant's Share of the Expenses for the Expense Year in which the Commencement Date shall occur, shall be in the proportion that the number of days from and including the Commencement Date to and including the last day of the Tax and/or Expense Year in which Commencement Date shall occur shall bear to 365. Similarly, if the Expiration Date shall occur on a date other than the last day of an Expense Year, Tenant's

    Share of the Expenses, for the Expense Year in which the Expiration Date shall occur shall be in the proportion that the number of days from and including the first day of the Expense Year in which the Expiration Date shall occur to and including the Expiration Date shall bear to 365. Notwithstanding the foregoing, Landlord may, pending the determination of the amount of the Expenses for such partial Expense Year, furnish Tenant with statements of estimated Expenses, and Tenant's Share thereof for such partial Expense Year. Within fifteen (15) days after receipt of such estimated statement, Tenant shall remit to Landlord, as Additional Rent, the amount of Tenant's Share of such Expenses. After such Real Estate Taxes and such Expenses have been finally determined and Landlord's Expense Statement shall have been furnished to Tenant pursuant to Paragraph 3(c) (ii) hereof and if there shall have been an underpayment of Tenant's Share of the Expenses, Tenant shall remit the amount of such underpayment to Landlord within fifteen (15) days of receipt of such statement, and if there shall have been an overpayment, Landlord shall remit the amount of any such overpayment to Tenant within fifteen (15) days of the issuance of such statement.

        (d)   Tenant recognizes that late payment of any Rent will result in administrative expense to Landlord. Tenant therefore agrees that if any Rent shall remain unpaid five (5) days after the amount is due, the amount of such unpaid Rent shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to five percent (5%) of the amount of the delinquent Rent. The amount of the late charge to be paid to Landlord by Tenant on any unpaid Rent shall be reassessed and added to Tenant's obligation for each successive monthly period accruing after the date on which the late charge shall be initially imposed. The provisions of this Paragraph 3(d) in no way relieve Tenant of the obligation to pay Rent on or before the date on which it shall be due, nor do the terms of this Paragraph 3(d) in any way affect Landlord's remedies pursuant to Paragraph 19 in the event any Rent shall be unpaid after the date due.

        (e)   If during any Expense Year the Building is not ninety-five percent (95%) occupied, the Expenses, which vary with occupancy for such Expense Year, shall be adjusted to what they would have been if ninety-five percent (95%) of the Building had been occupied and fully serviced throughout such Expense Year, as estimated in good faith by Landlord. Further, Landlord shall not collect from Tenants of the Building more than one hundred percent (100%) of the actual Expenses incurred by Landlord during any Expense Year. It is the intent of this provision that if during any period covered by a Landlord's Expense Statement, Landlord shall not furnish any particular item(s) of work, services, or utilities (which would constitute an Expense under this Section 3) to portions of the Building because those portions are not occupied or leased, or because the item of work, services, or utilities is not required or desired by the tenant of that portion of the Building, or the Tenant is itself obtaining and providing that item of work, services, or utilities or is separately paying Landlord for that item (and not under a provision in its lease substantially the same as this section), or for other similar reasons, then, for the purpose of computing the Tenant's Share of Expenses, the amount of the Expenses, for that item for that period, shall be increased by an amount equal to the additional operating and maintenance expenses that would reasonably have been incurred during that period by Landlord if it had at its own expense furnished the applicable item of work, services, or utilities to the applicable portion of the Building. Notwithstanding anything contained in this section to the contrary, this provision shall apply only to Expenses (such as, but not limited to, janitorial services, utilities, refuse and waste disposal, and management fees) which vary with occupancy or use, and under no circumstances shall it apply to any fixed costs which do not vary with occupancy or use. (For purposes of an example and illustration only: If there were only two tenants in the Building and one of the tenant's moved out leaving 50% of the Building vacant, the Landlord would be able to reduce the janitorial services cost as it would only be providing janitorial services to the remaining tenant. The remaining tenant would be the only beneficiary of the janitorial services but would be paying for only half of the benefits it receives, as it is only required to pay its pro rata share of operating costs (50%). The remaining tenant would be receiving a windfall if the Landlord could not pass through the entire janitorial services cost for the tenant's premises. Hypothetical dollar amounts may be used to further illustrate the point. In a two tenant building that is fully leased, the janitorial costs are $200.00 so $100.00 of that cost would be passed through to each tenant. If one tenant vacated, the janitorial costs would be reduced to $100.00 but the remaining tenant would only be paying $50.00, its 50% pro rata share. This provision allows the Landlord to pass through the $100.00. This way there is no windfall to either Landlord or Tenant).

        4.    RESTRICTIONS ON USE.    Tenant shall use and occupy the Premises for the purpose as specified in the Basic Lease Information, and for no other use or purpose without the prior written consent of Landlord. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises.

        5.    COMPLIANCE WITH LAWS.    Tenant shall not use the Premises or permit anything to be done in or about the Premises which will conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted. Tenant shall not permit anything to be done on the Premises or bring or keep anything therein which shall in any way increase the rate of any insurance upon the Building or any of its contents or the Office Park or cause a cancellation of such insurance, and Tenant shall at its sole cost and expense promptly comply with all laws, codes, ordinances and governmental regulations now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body relating to or affecting the condition, use or occupancy of the Premises.

        6.    ALTERATIONS.

        (a)   Tenant shall not make any alterations, additions or improvements (collectively, "Alterations") in, on or to the Premises or any part thereof without the prior written consent of Landlord. Any Alterations, except for Tenant's movable furniture and equipment, shall immediately become Landlord's property and, at the end of the Term, shall remain on the Premises without compensation to Tenant; provided, however, that any such movable furniture and equipment, otherwise belonging to Tenant, but which shall remain on the Premises at the expiration or other termination of the Term shall also become the property of Landlord unless promptly removed by Tenant. In the event Landlord shall consent to the making of any Alterations by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications previously approved by Landlord, and any contractor or person selected by Tenant to make Alterations must first be approved in writing by Landlord. Before any Alterations shall be commenced, Tenant shall furnish Landlord with workmen's compensation and public liability insurance and shall comply with all applicable laws, including but not limited to the Mechanic's Lien Law of the State of Florida, ordinances, regulations, building codes, and shall obtain all required permits, inspections, and certificates as shall be required by all governmental agencies having jurisdiction thereof. Upon the expiration or sooner termination of the Term, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, remove any Alterations made by or for the account of Tenant, which Landlord shall designate for removal, and Tenant shall, at its sole cost and expense, repair and restore the Premises to its original condition. Notwithstanding the aforementioned, Tenant will only be required to remove those Alterations not previously approved by Landlord.

        (b)   Lessee shall not paint or install any signs in or on the Premises, on the exterior doors, plate glass or exterior walls of the Premises or the Building, without the prior written consent of Landlord. Such written consent shall be required as to the content of the sign, its size, material, format, the manner and method of its installation. Landlord reserves the right to require Tenant, at Tenant's sole expense, to modify, remove, replace or redesign its sign so as to harmonize the sign with the overall appearance and design now or hereafter existing in the Building. Landlord reserves the right to change the sign policies and design criteria with respect thereto at any time during this Lease and Tenant agrees to conform to such changes within fifteen (15) days of receipt of written notice from Landlord pertaining thereto. No furniture, doormats, or other objects shall be placed by Tenant in the corridors or elsewhere in or about the Building other than within the Premises.

        7.    REPAIR.

        (a)   Tenant, at its sole cost and expense, shall take good care of the Premises, including all building equipment and systems located therein and serving the Premises. Tenant shall make all repairs, interior or exterior, structural or otherwise, as and when needed, to preserve the Premises, the need for which repair arises out of (i) the performance or existence of any Alteration to the Premises made by Tenant, (ii) the installation or operation of Tenant's property or fixtures, and the movement of same in or about the Premises or the Building, (iii) the acts, failures to act or negligence of Tenant or Tenant's servants, employees, contractors, agents, visitors or licensees, or (iv) the use, of the Premises by Tenant or Tenant's servants, employees, contractors, agents, visitors or licensees. Landlord shall not be liable for and, except as provided in Paragraph 20, there shall be no abatement of Rent with respect to any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or interruption of services in or to any portion of the Office Park or Building, including the Premises, or to the fixtures, appurtenances and equipment therein.

        (b)   All repairs and replacements made by or on behalf of Tenant shall be made and performed in a workmanlike manner (i) at Tenant's cost and expense and at such time and in such manner as Landlord may designate, (ii) by contractors approved by Landlord, (iii) such work shall be at least equal in quality, value, and utility to the original work or installation, and (iv) in accordance with the Rules and Regulations for the Building adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises. If Tenant shall fail after 10 days' notice by Landlord to proceed with due diligence to make repairs required to be made by Tenant, Landlord may make the repairs at the expense of Tenant and the expenses thereof incurred by Landlord shall be reimbursed immediately as Additional Rent after submission of a bill or statement there for.

        8.    LIENS.    Tenant shall keep the Premises free from any liens, including but not limited to mechanic's liens, arising out of any work performed, material furnished or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord, in addition to all other remedies provided herein and by law, shall have the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums which Landlord shall pay, including attorneys' fees if any, and expenses incurred by it in connection therewith shall be considered Additional Rent and shall be payable to it by Tenant on demand with interest at the maximum rate permitted by law. Landlord shall have the right, at all times, to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building and any other party having an interest therein, Tenant shall give to Landlord at least five (5) business days' prior notice of commencement of any construction on the Premises. Pursuant to Chapter 713, Florida Statutes, the interest of Landlord in the Premises and the Building shall not be subject to liens for improvements made by Tenant and such liability shall be expressly prohibited.

        9.    ASSIGNMENT AND SUBLETTING.

        (a)   Tenant shall not directly or indirectly, voluntarily or by operation of law, assign, encumber, or otherwise transfer all or any part of Tenant's leasehold estate hereunder nor shall Tenant sublease the Premises or any portion thereof without Landlord's prior written consent in each instance, which consent Landlord may grant or withhold in its sole discretion.

        (b)   If Tenant shall desire to enter into an assignment of this Lease or a sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain: (i) the name of the proposed assignee, subtenant or occupant, (ii) the nature of the proposed assignee's, subtenant's or occupant's business to be carried on in the Premises, (iii) the terms and provisions of the proposed assignment or sublease, and (iv) such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant.

        (c)   At any time within thirty (30) days after Landlord's receipt of the notice specified in Paragraph 9(b) hereof, Landlord may, by written notice to Tenant, elect to (i) terminate this Lease as to the portion (including all) of the Premises that is specified in Tenant's notice, with a proportionate abatement in Rent or (ii) consent to the sublease or assignment, or (iii) disapprove the sublease or assignment. In the event Landlord shall elect to terminate this Lease provided in clause 9(c)(i) hereof with respect to a portion of the Premises, Tenant shall at all times provide reasonable and appropriate access to such portion of the Premises and Landlord shall have the right to use such portion of the Premises for any legal purpose in its sole discretion without the consent of Tenant.

        (d)   No consent by Landlord to any assignment or sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the assignment or sublease, nor of the obligation to obtain Landlord's express written consent to any other assignment or sublease. Any assignment or sublease that shall not be in compliance with this Paragraph 9 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Rent by Landlord from a proposed assignee or sublessee shall not constitute the consent to such assignment or sublease by Landlord.

        (e)   Any sale or other transfer, including by consolidation, merger or reorganization, of a majority of the voting stock of Tenant, if Tenant is a corporation, or any sale or other transfer of a majority of the partnership interests in Tenant, if Tenant is a partnership, shall be an assignment for purposes of this Paragraph 9. As used in this Paragraph 9(e), the term "Tenant" shall also mean any entity, which has guaranteed Tenant's obligations under this Lease, and the prohibition hereof shall be applicable to any sales or transfers of the stock or partnership interests of said guarantor.

        (f)    Each approved assignee, sublessee or other transferee shall assume, as provided in this Paragraph 9(f), all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Rent, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. No assignment shall be binding on Landlord unless Landlord shall have consented to same, and the assignee or Tenant shall deliver to Landlord a counterpart of the assignment that shall contain a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Paragraph 9(f). The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

        10.    INSURANCE AND INDEMNIFICATION.

        (a)   Landlord shall not be liable to Tenant except for Landlord's own gross negligence. Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever, including without limitation, damage caused by water leakage of any character from the roof, walls, pipes, basement or other portion of the Premises or the Building, or caused by gas, fire, oil, electricity or any cause whatsoever, in, on or about the Premises or the Building or any part thereof.

        (b)   Tenant shall indemnify, defend and hold Landlord harmless from any and all claims or liability for any injury or damage to any person or property whatsoever, unless and to the extent that such claims or liability are due to Landlord's own gross negligence, which claims shall occur on or about the Premises (including the Building Common Areas), or on or about the Office Park (including common areas thereof), when such injury or damage shall be caused in whole or in part by the act, failure to act, neglect or fault of Tenant, its agents, servants, employees or invitees. Tenant shall further indemnify and hold Landlord harmless from any default by Tenant in the performance of any covenant to be performed by Tenant pursuant to this Lease or which shall arise from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, and expenses which Landlord shall incur in connection with any such claim or action or proceeding brought thereon. Furthermore, in case any action or proceeding shall be brought against Landlord by reason of any claims or liabilities not due to Landlord's own gross negligence, Tenant shall defend such action or proceeding at Tenant's sole expense by counsel chosen by Landlord and reasonably satisfactory to Tenant. The provisions of this Paragraph 10 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

        (c)   Tenant shall procure at its cost and expense, and shall keep in effect during the term of the Lease, comprehensive general liability insurance including contractual liability with a minimum combined single limit of liability of the greater of the amount required in the Basic Lease Information, or One Million Dollars ($1,000,000.00). The insurance required by this Paragraph 10(c) shall name Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, and after Landlord has notified Tenant, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefore. Tenant's compliance with the provisions of this Paragraph 10(c) shall in no way limit Tenant's liability under any of the other provisions of this Paragraph 10.

        (d)   Tenant shall obtain and keep in force during the entire term of this Lease, fire insurance including extended coverage, vandalism and malicious mischief, upon property of every description and kind owned by Tenant and located in the Premises or the Building, or for which Tenant shall be legally liable, or which shall be installed by or on behalf of Tenant, including, without limitation, furniture, fixtures, equipment, leasehold improvements (other than the Standard Improvements) and alterations, in an amount not less than one hundred percent (100%) of the full replacement cost thereof.

        (e)   Tenant shall obtain and maintain in full force and effect during the entire term of this Lease, and any extensions or renewals, business interruption insurance payable in case of loss resulting from damage to the Premises or the Building by fire or other casualty. Such insurance shall be maintained in an amount not less than the sum of all Annual Base Rent and additional rent coming due for the then current calendar year as estimated by Landlord.

        (f)    Tenant shall not do or permit any activity to be done on the Premises, which shall be contrary to the provisions of any insurance policy which shall insure the Building or any property therein, or which shall cause the premiums for such insurance to increase over standard premiums. Tenant shall reimburse Landlord and any other Tenants in the Building for increases in standard rates of insurance, which shall be caused by activities of the Tenant.

        11.    WAIVER OF SUBROGATION.    Landlord and Tenant shall each obtain from their respective insurers under all policies of insurance maintained by either of them at any time during the Term, a waiver of all rights of subrogation which the insurer of one party might otherwise have against the other party. Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, which shall result from the failure to obtain such waiver.

        12.    SERVICES AND UTILITIES.

        (a)   Landlord shall maintain the Building Common Areas, the common areas of the Office Park, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition, except for damage occasioned by the act of Tenant, which damage Landlord shall repair at Tenant's expense.

        (b)   Provided Tenant shall not be in default hereunder, and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord agrees to furnish to the Premises janitorial services during the times and in the manner that such services are, in Landlord's judgment, customarily furnished in comparable office buildings in the immediate market area, elevator service and water service. Landlord shall also furnish the Building Common Areas with heat, air conditioning, electric and water required in Landlord's judgment for the use of the Building Common Areas. Landlord shall establish separate electrical service and metering of the Premises. All electric bills associated with the separate meters shall be sent directly to Tenant for payment.

        (c)   Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of, (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish, or delay in furnishing, any such utilities or services when such failure or delay shall be caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions which shall be beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises, to the Building or to the Office Park, or (iii) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever which shall serve the Premises or the Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resource consumption, not to affect the Tenant's separate meter.

        13.    TENANT'S CERTIFICATES.    Tenant, at any time and from time to time within ten (10) days after Landlord shall make request, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective purchaser or mortgagee of any part of the Building or the Office Park or the land upon which the Building is located, a certificate of Tenant in the form attached as Exhibit "E" and also containing any other information that may reasonably be required by any of such persons. It is intended that any certificate of which Tenant shall deliver pursuant to this Paragraph 13 may be relied upon by Landlord and any such prospective purchaser.

        14.    HOLDING OVER.    Any holding over after expiration of the Term without Landlord's written consent shall constitute a default by Tenant and entitle Landlord to re-enter the Premises as provided in Paragraph 19 and collect double the Annual Base Rent herein specified (prorated on a monthly basis), together with the Additional Rent.

        15.    SUBORDINATION.    This Lease is and shall be subject and subordinate at all times to: (a) all Declarations of Condominiums, all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the Office Park, or the land upon which the Building is situated and (b) the lien of any mortgage (and all advances thereunder) which may now exist or which shall hereafter be executed in any amount affecting the Building, or the Office Park, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items. In the event that any mortgage is foreclosed or a conveyance in lieu of foreclosure shall be made for any reason, Tenant shall, notwithstanding any subordination, attorn to the successor in interest to Landlord at the option of such successor in interest. Such successor in interest shall not be responsible for: (i) curing any existing defaults of Landlord, other than defaults of a continuing nature of which the Lender received notice, and in respect of which Tenant afforded the Lender a reasonable cure period following such notice, and (ii) any Rent or Additional Rent paid more than one month in advance. Notwithstanding the automatic subordination of this Lease, Tenant shall execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to the lien of any such mortgage. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such documents in the name of and on behalf of Tenant. Any Lender shall have the right to subordinate the lien of its mortgage to this Lease by filing a notice of subordination with the Clerk of the Circuit Court for Palm Beach County at any time before Lender conducts a foreclosure sale pursuant to the mortgage. If a Lender shall request modifications in this Lease as a condition to finance the Building, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications shall neither increase the obligations of Tenant hereunder nor materially and adversely affect Tenant's use and enjoyment of the Premises.

        16.    RULES AND REGULATIONS.    Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit "E" and all reasonable modifications thereof and additions thereto which Landlord shall adopt. Landlord shall not be responsible for the nonperformance by any other Tenant or occupant of the Building of any of the rules and regulations. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and those set forth in the rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

        17.    RE-ENTRY BY LANDLORD.    Landlord shall, at all times, have the right to re-enter the Premises upon 24 hour advance notice (except in an emergency when no notice will be required), at all reasonable hours to inspect, protect and preserve the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility or as otherwise required or allowed by this Lease or by law, and to alter, improve or repair the Premises and any portion of the Building (including but not limited to another tenant's premises). Landlord may, for the purposes set forth above, erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work which shall be performed in a reasonable time period. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage which shall arise from Landlord's entry and acts pursuant to this Paragraph 17. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord shall exercise any rights reserved in this Paragraph 17. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby if completed in a reasonable time period. Tenant shall at all times provide Landlord with a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, which entry shall not be deemed to be a forcible or unlawful entry into the Premises, or an eviction, actual or constructive, of Tenant therefrom. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefore, upon advance notice and so that it does not materially interfere or impede the operations of the Tenant, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building or Office Park is commonly known, or subdivide the Office Park in which the Building is located, declare portions of the Office Park to be condominium(s) or otherwise provide for separate ownership of the Buildings and common areas within the Office Park.

        18.    INSOLVENCY OR BANKRUPTCY.    The appointment of a receiver to take possession of all or substantially all of the assets of Tenant or any guarantor of this Lease, or an assignment by Tenant or any guarantor of this Lease, for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted, shall at Landlord's option constitute a default of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise.

        19.    DEFAULT.

        (a)   The failure by Tenant to perform any covenant or condition made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date a payment of Rent shall have been due within which to cure such default in the payment of Rent. Tenant shall have a period of twenty (20) days from the date of written notice from Landlord within which to cure any other default (except abandonment and bankruptcy) under this Lease. Upon an uncured default of this Lease or abandonment as described in Paragraph 28, by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

          (i)    The rights and remedies provided Landlords by Chapter 83, Florida Statutes;

          (ii)   The right to terminate this Lease by giving notice to Tenant;

          (iii)  The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof, for the account of Tenant, for such term or terms (which may exceed beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting: (A) Tenant shall immediately pay to Landlord the cost of such subletting, including without limitation, the payment of brokerage commissions, and the cost of all alterations and repairs which Landlord shall deem necessary in connection with such subletting, and the amount if any, by which the Rent due hereunder for the period of such subletting (to the extent such period does not exceed the Term) shall exceed the amount which shall be paid as Rent for the Premises for such period, or (B) at the option of Landlord, rents which shall be received from such subletting shall be applied first to payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, then to the payment of any costs of such subletting; then to payment of Rent which shall be due and unpaid hereunder, and the balance, if any, shall be held by Landlord and shall be applied in payment of future Rent as the same shall become due hereunder. If Tenant shall be credited with any rentals which are to be received by such subletting under option (A) above and such rentals shall not be promptly paid to Landlord by the subtenants, or if such rentals received from such subletting under option (B) above during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord upon demand. For all purposes set forth in this Paragraph 19(c)(iii), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. The taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall not be construed as an election on its part to terminate this Lease unless a written notice of such intention shall be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default, and

          (iv)  The right to accelerate all rental due and to become due during the Term.

        (b)   Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be deemed to be in default of this Lease unless Landlord shall fail to perform any of the obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and the holder of any mortgage which shall cover any portion of the Premises, whose name and address shall have heretofore been furnished to Tenant, which shall specify the various failures of Landlord to perform pursuant to the terms of the Lease. If the nature of Landlord's obligation is such that more than thirty (30) days shall be required for performance, then Landlord shall not be in default if Landlord shall commence performance within such 30 day period and thereafter shall diligently prosecute the same to completion.

        20.    DAMAGE BY FIRE, ETC.    If the Premises or the Building shall be damaged by fire or other casualty, Landlord shall forthwith repair the same, provided that such repairs can be made within six (6) months after the date of such damage under the laws and regulations of the Federal, state and local governmental authorities which shall have jurisdiction thereof. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Rent while such repairs are being made. Such reduction of Rent, if any, shall be based upon the extent to which such damage and the making of such repairs by Landlord shall substantially interfere with the permitted business which Tenant shall conduct in the Premises. Within twenty (20) days after the date of such damage, Landlord shall notify Tenant whether or not such repairs can be made within six (6) months after the date of such damage. If Landlord shall determine that a substantial portion of the Premises or the Building shall have been rendered unusable, and such repairs cannot be made within six (6) months from the date of such damage, Landlord shall have the option within thirty (30) days after the date of such damage either to: (a) notify Tenant of Landlord's intention to repair such damage, and the date by which such repairs shall be completed, in which event this Lease shall continue in full force and effect and the Rent shall be reduced as provided herein, provided that if such prospective date of completion of repairs shall be more than nine (9) months from the date of the accident, and other reasonably alternative space shall not be available to Tenant, then Tenant shall have the option to notify Landlord of its election to terminate this Lease as of the date specified in such notice, or (b) notify Tenant of Landlord's election to terminate this Lease as of the date specified in such notice. In the event that such notice to terminate shall be given by Landlord or by Tenant, this Lease shall terminate on the date specified in such notice. In case of termination by either event, the Rent shall be reduced by a proportionate amount based upon the period of time such damage shall substantially interfere with the business, which Tenant shall conduct in the Premises, and Tenant shall pay such reduced Rent up to the date of termination. Landlord shall refund to Tenant any Rent previously paid for any period of time subsequent to such date of termination. The repairs, which Landlord shall make hereunder, shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to the property of Tenant or any alterations, additions, fixtures or improvements which Tenant shall have installed on the Premises. Notwithstanding any provision contained herein to the contrary, Tenant shall not be entitled to any reduction or abatement of the Rent if the Premises is damaged by fire or other casualty due to Tenant's fault or neglect, or the fault or neglect of its servants, employees, contractors, agents, visitors or licensees.

        21.    EMINENT DOMAIN.    If any part of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, either party shall have the right to terminate this Lease at its option. If any part of the Building or the Office Park shall be taken or appropriated under power of eminent domain or conveyed in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any award or any interest therein which may be paid in connection with the exercise of such power of eminent domain, and Tenant shall have no claim against Landlord for any part of the sum paid by virtue of such proceedings, whether or not attributable to the value of the unexpired term of this Lease. If a part of the Premises shall be so taken or appropriated or conveyed and neither party hereto shall elect to terminate this Lease and the Premises shall have been materially damaged as a consequence of such partial taking or conveyance, Landlord shall restore the Premises continuing under this Lease at Landlord's cost and expense, provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration to any Alterations which Tenant shall have installed. Thereafter, the Rent which shall be due under this Lease for the remainder of the Term shall be proportionately reduced, such that thereafter the amounts to be paid by Tenant shall be in the ratio that the area of the portion of the Premises which shall have been taken bears to the total area of the Premises prior to such taking.

        22.    SALE BY LANDLORD.    In the event of a sale or conveyance by Landlord of the Building, the Office Park, or any portion thereof, any such sale or conveyance shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained, and in such event Tenant shall look solely to the successor in interest of Landlord in and to this Lease. This Lease shall not be terminated by any such sale and Tenant shall attorn to the purchaser or assignee.

        23.    RIGHT OF LANDLORD TO PERFORM.    All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, which it shall be required to pay hereunder or if it shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed as provided in this Lease. All such sums which Landlord shall pay and all necessary incidental costs together with interest thereon at the maximum rate permitted by law, from the date of such payment by Landlord shall be payable as Additional Rent to Landlord on demand.

        24.    SURRENDER OF PREMISES.    At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same in good order and condition, allowing for reasonable wear and damage by fire or other casualty. Tenant shall, upon the termination of this Lease, remove all movable furniture and equipment which shall belong to Tenant, at Tenant's sole cost, provided that Tenant shall repair any damage which shall be caused by such removal. Property not so removed shall be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord, at its option. Upon request by Landlord, Tenant shall promptly remove, at Tenant's sole cost, any or all Alterations to the Premises not previously approved by Landlord and shall promptly repair any damage, which shall result from such removal.

        25.    WAIVER.    If Landlord shall waive the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent default of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Rent or a partial payment of same by Landlord shall not constitute a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord shall accept such Rent, nor a waiver of the right to receive full payment of the Rent, nor shall any endorsement or statement on any check or letter accompanying any payment of rent be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to enforce same at any time or from time to time during the term of this Lease. The waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

        26.    NOTICES.    Except as otherwise expressly provided in this Lease, any communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by registered or certified mail or delivered personally, (a) to Tenant (i) at Tenant's address set forth in the Basic Lease Information, if sent prior to Tenant's taking possession of the Premises, or (ii) at the Premises if sent subsequent to Tenant's taking possession of the Premises, or (iii) at any place where Tenant may be found if sent subsequent to Tenant's vacating, abandoning or surrendering the Premises, or (b) to Landlord at Landlord's address set forth in the Basic Lease Information, or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Paragraph 26. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given two (2) days after the date when it shall have been mailed as provided in this Paragraph 26 if sent by registered or certified mail, or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee Tenant shall give to such mortgagee notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such mortgagee shall be given a reasonable opportunity to cure such default prior to Tenant exercising any remedy which might be available to it.

        27.    TAXES PAYABLE BY TENANT.

        (a)   At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises.

        (b)   Tenant shall pay to Landlord, upon written demand, such portion of all Real Estate Taxes levied or assessed against Landlord, which are attributable to the value of the Tenant improvements installed in the Premises in excess of the value of the Standard Improvements for the Premises.

        (c)   Tenant shall pay any and all sales, excise or other taxes or impositions in lieu thereof due unto the State of Florida or other governmental authority upon the Rent and other sums payable by Tenant hereunder.

        28.    ABANDONMENT.    Tenant shall assume possession of the Premises at the commencement of the Term and shall not vacate or abandon the Premises at any time during the Term. If Tenant shall abandon, vacate or surrender the Premises or shall be dispossessed by process of law, or otherwise, any personal property which shall belong to Tenant and which shall be left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall pass to Landlord.

        29.    SUCCESSORS AND ASSIGNS.    Subject to the provisions of Paragraph 9, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

        30.    ATTORNEYS' FEES.    If Landlord shall bring any action for damages or relief against Tenant, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, and if Landlord shall be the prevailing party, Tenant shall pay to Landlord a reasonable sum for attorneys' fees.

        31.    LIGHT, AIR, AND OTHER STRUCTURES.    Tenant covenants and agrees that no diminution of light, air or view or other use rights including but not limited to uncovered parking spaces by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, shall result in any liability of Landlord to Tenant, or shall in any other way affect this Lease or Tenant's obligations hereunder. This Lease does not grant any rights, including but limited to rights to light, air, or view over property adjacent, adjoining, or contiguous to the land on which the Premises are located.

        32.    SECURITY DEPOSIT.    Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord, the sum specified in the Basic Lease Information, which sum shall be held by Landlord as a security deposit for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant. Tenant agrees that Landlord may apply the security deposit to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants and conditions contained herein. If Tenant shall perform all terms, covenants and conditions of this Lease during the Term, Landlord will, within thirty (30) days after the termination hereof, return the security deposit to Tenant. If Landlord shall use any portion of the security deposit to cure any default by Tenant hereunder, Tenant shall within ten (10) days of written demand by Landlord replenish the security deposit to the original amount and Tenant's failure to do so shall be a material default of this Lease. Landlord shall not be required to keep the security deposit separate from its general funds and Tenant shall not be entitled to interest on any such deposit. Upon the occurrence of any events of default described in Paragraph 19 of this Lease the security deposit shall become due and payable to Landlord to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such event of default.

        33.    CORPORATE AUTHORITY; FINANCIAL INFORMATION.    If Tenant shall be a partnership or corporation, all of the persons which shall have executed this Lease on behalf of Tenant hereby warrant that Tenant is a duly authorized and existing partnership or corporation, that Tenant has and is authorized to do business in Florida, that Tenant has full right and authority to enter into this Lease, and that all of the persons signing on behalf of Tenant were authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing warranties. Tenant further warrants to Landlord that all financial information and other descriptive information regarding Tenant's business, which has been or shall be furnished to Landlord, is and shall be accurate and complete. Upon the written request of Landlord at any time during the Term, Tenant shall provide Landlord with updated financial information on itself or on any guarantor of this Lease.

        34.    PARKING.    Tenant shall have the right to use in common with other tenants or occupants of the Office Park the parking facilities (not to exceed 14 spaces) of the Building, subject to the rules and regulations of Landlord for such parking facilities, which Landlord may establish or alter at any time or, from time to time during the Term. One (1) of the 14 spaces will be covered and reserved.

        35.    MISCELLANEOUS.

        (a)   The term "Premises" wherever it appears herein shall include (except where such meaning would be clearly repugnant to the context) the office space demised and improvements now or at any time hereinafter comprising or built in the space hereby demised. The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. The term "Landlord" shall include Landlord and its successors and assigns. In any case where this Lease is signed by more than one person or entity, the obligations hereunder shall be joint and several. The term "Tenant" or any pronoun used in place thereof shall include the permitted successors and assigns of the Tenant, according to the context hereof.

        (b)   Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of Florida. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

        (c)   If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall remain in full force and effect.

        (d)   If Tenant shall pay the Rent and perform all of its obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term subject, however, to the provisions of this Lease and to any mortgages or ground or underlying leases referred to in Paragraph 15.

        (e)   If a building directory shall be used during the term of this Lease, Landlord shall furnish Tenant with one listing therein at no charge. Tenant shall agree to pay additional charges for extra listing, or for changes in the form or content of the initial listing in the building directory.

        (f)    Nothing contained in this Lease shall be deemed to make the Lessor a partner or joint venturer with Landlord nor shall Landlord be liable for any debts incurred by Tenant in the conduct of its business. The relationship to the parties during the Term shall at all times be that of landlord and tenant.

        36.    REAL ESTATE BROKERS.    Except for Navarro Lowrey Properties, Inc., to be paid by Landlord under a Separate Agreement, each party represents that it has not had dealings with any other real estate brokers, finders or other persons with respect to this Lease in any manner. Tenant shall hold harmless Landlord for all damages, expenses and fees, including without limitation attorneys' fees, resulting from any claims that may be asserted against Landlord by any other broker, finder or other person with whom Tenant has or purportedly has dealt.

        37.    RECORDING.    Tenant shall not record this Lease, or any portion or any reference hereto. If Tenant shall record this Lease, or shall permit or causes this Lease, or any portion hereof or reference hereto to be recorded, this Lease shall terminate at Landlord's option or Landlord may declare a default hereunder and pursue any and all of its remedies provided in this Lease.

        38.    SUBMISSION TO CONDOMINIUM.    Landlord may, at any time, submit the Building and/or the remainder of the Office Park, or any portion thereof, to the condominium form of ownership. This Lease shall at all times be subject to and subordinate to any such condominium regime. No further instrument to evidence such subordination shall be required, nor shall joinder in such condominium documentation be required. Tenant hereby appoints Landlord as Tenant's attorney-in-fact to execute any and all documents necessary to effectuate or implement the condominium form of ownership. Tenant's right to acquire possession of the Premises shall not be disturbed by reason of the condominium regime, so long as Tenant shall not be in default of this Lease. Condominium association charges or assessments applicable to the Premises shall constitute part of the Expenses. Notwithstanding the automatic subordination of this Lease to the condominium regime, Tenant shall execute, from time to time, upon the written request of Landlord, such joinders, consents and subordinations the condominium regime as Landlord shall reasonably request.

        40.    HAZARDOUS SUBSTANCES.

        (a)   The term "Hazardous Substances", as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated bipheyls (PCB's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any government authority.

        (b)   Tenant's Restriction: Tenant shall not cause or permit to occur:

          1.     Any violation of any federal, state or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under or about the Premises or the Building or arising from Tenant's use or occupancy of the Premises, including but not limited to, soil and ground water conditions (all such laws, ordinances and regulations are hereinafter called "Environmental Laws"); or

          2.     The use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substance without Landlord's prior written consent, which consent may be withdrawn, conditioned or modified by Landlord in its sole and absolute discretion in order to insure compliance with all applicable Environmental Laws, as such Environmental Laws may be enacted or amended from time to time. No such action by Landlord and no attempt by Landlord to mitigate damages under any Environmental Law shall constitute a waiver of any of Tenant's obligations or Landlord's rights under this Section 40.

        (c)   Tenant's Affirmative Covenants:

          1.     Tenant shall, at Tenant's own expense, comply with all Environmental Laws.

          2.     Tenant shall, at Tenant's own expense, make all submissions to provide all information required by and comply with all requirements of all governmental authorities. Tenant shall give written notice to Landlord within three (3) business days after the date on which Tenant learns or first has reason to believe that; (i) there has or will come to be located on or about the Premises any Hazardous Substance, the production, transportation, storage, use or handling of which requires a permit or license from any federal, state or local governmental agency; (ii) any release, discharge or emission of any Hazardous Substance has occurred on or about the Premises or the Building; (iii) any enforcement, cleanup, removal or other governmental or regulatory action has been threatened or commenced against Tenant or with respect to the Premises or the Building pursuant to any Environmental Laws; (iv) any claim has been made or threatened by any person or entity against Tenant, the Premises or the Building on account of any alleged loss or injury claimed to result from the alleged presence or release on the Premises of any Hazardous Substances; or (v) any report, notice, or complaint has been made to or filed with any governmental agency concerning the presence, use or disposal of any Hazardous Substances on the Premises. Any such notice shall be accompanied by copies of any such claim, report, complaint, notice, warning or other communication that is in the possession of or is reasonably available to the Tenant.

    Any notice required under this Section shall be accompanied by (i) a copy of all permits, licenses, proofs of disclosure to governmental agencies pertaining to Hazardous Substances that have not previously been furnished to Landlord; and (ii) copies of any Material Safety Data Sheets pertaining to such substances that are required by applicable law.

          3.     Should any governmental authority or any third party demand a cleanup plan be prepared or undertaken because of any deposit, spill, discharge or other release of Hazardous Substances that occurs during this Term, at or from the Premises or which arises at any time from Tenant's use or occupancy of the Premises, Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances and Tenant shall carry out all such cleanup plans.

    Except in emergencies or as otherwise required by Environmental Law, Tenant shall not take any remedial action in response to the presence or release of any Hazardous Substances on or about the Premises or the Building without first giving written notice of the same to Landlord and affording Landlord the opportunity to review same to insure that Tenant's anticipated actions are contemplated so as to minimize any adverse affects on the operation of the Building.

    Tenant shall not enter into any settlement, agreement, consent decree or other compromises with respect to any claims relating to any Hazardous Substances in any way connected with the Premises without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to participate in any such proceedings.

          4.     Tenant shall promptly provide all information regarding the use, generation, storage, transportation or disposal of Hazardous Substances requested by Landlord. If Tenant fails to fulfill any duty imposed under this Section 40 within thirty (30) days following Landlord's request, of if Landlord deems Tenant's activities to be insufficient to protect the Building or will have an adverse impact on the Building, then Landlord may proceed with such efforts and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Environmental Laws to the Premises and Tenant's use thereof and for compliance therewith and Tenant shall execute all documents promptly upon Landlord's request and any expenses incurred by Landlord shall be payable by Tenant as Rent. No such action by Landlord and no attempt by Landlord to mitigate damages under any law shall constitute a waiver of any of Tenant's obligations on Landlord's rights under this Section 40.

          5.     Upon the expiration or earlier termination of the Term, Tenant shall (i) cause all Hazardous Substances previously owned, stored or used by Tenant to be removed from the Premises and disposed of in accordance with applicable provisions of law; (ii) remove any aboveground or underground storage tanks or other containers installed or used by Tenant to store any Hazardous Substances on the Premises, and repair any damage to the Premises caused by such removal; (iii) cause any soil or other portion of the Building or the Premises which has become contaminated by any Hazardous Substances stored or used by Tenant on the Premises to be decontaminated, detoxified or otherwise cleaned up in accordance with all Environmental Laws; and (iv) surrender possession of the Premises to Landlord free of contamination attributable to Hazardous Substances generated or used by Tenant or stored or disposed of by any party other than Landlord in or on the Premises during the term of this Lease.

        (d)   Tenant shall indemnify, defend with counsel acceptable to Landlord, and hold Landlord free and harmless from any and all liabilities, damages, claims, penalties, fines, settlements, causes of action, costs or expense, including reasonable attorneys' fees, environmental consultant and laboratory fees and the costs and expense of investigating and defending any claims or proceedings, resulting from or attributed to (i) the presence, disposal, release or threatened release of any Hazardous Substance that is on, from or affecting the Premises including the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to the Hazardous Substances; and (iii) any lawsuit or administrative order relating to the Hazardous Substances, or any violation of any laws applicable to the Hazardous Substances for which Tenant is responsible. Tenant's indemnification obligations as set forth herein shall survive the expiration or earlier termination of this Lease.

        41.    RADON GAS.    Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

        42.    WAIVER OF JURY TRIAL.    Landlord and Tenant hereby waive any right to a trial by jury which either or both of them have or might have with respect to any controversy arising out of this Lease, Premises, the Building and the Office Park.

        43.    QUIET ENJOYMENT.    Upon Tenant's paying the Rent and Additional Rent and performing all of Tenant's obligations under this Lease Agreement, Tenant may peacefully and quietly enjoy the Premises during the Lease Term as against all persons or entities lawfully claiming by or through Landlord.

        44.    FINANCIAL INFORMATION.    Tenant has delivered to Landlord the financial statements attached hereto as Schedule 2 (the "Financial Statements") in order to induce Landlord to enter into this Lease Agreement. Tenant and Sean Heyniger, individually, hereby warrant and represent to Landlord that the Financial Statements are true and accurate in all material respects. Tenant and Sean Heyniger intend that Landlord will rely on the accuracy of the Financial Statements and agree to indemnify Landlord for any loss, damage or liability incurred by Landlord as a result of any material misstatements of fact contained in the Financial Statements. Sean Heyniger has executed this Lease

Agreement solely for the purpose of making the representations and warranties contained in this paragraph 44.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

Signed, sealed and delivered in the presence of:	TENANT: PHYSICIANS DIAGNOSTIC SERVICES, LLC, authorized to transact business in Florida
	By:	/s/ Sean Heyniger
/s/ Bradley Riebau	Print Name: Sean Heyniger
	Its:	CEO
/s/ [ILLEGIBLE] (As to Tenant)

Signatures to follow on next page.

LANDLORD:
NAVARRO LOWREY, L.P.—CENTREPARK PLAZA I PARTNERS SERIES, a Delaware limited partnership authorized to transact business in Florida as Navarro Lowrey, Ltd.—Centrepark Plaza I Partners Series
	By:	NAVARRO LOWREY, INC. a Delaware corporation, Its General Partner
/s/ [ILLEGIBLE]	By:	/s/ Frank Navarro Frank Navarro
	Its:	President
/s/ [ILLEGIBLE] (As to Landlord)
/s/ Sean Heyniger Print Name: Sean Heyniger As to Paragraph 44 of this Lease

SCHEDULE 1
BASIC LEASE INFORMATION

Lease Date:    Nov. 18, 2002

Landlord:	CENTREPARK PLAZA I PARTNERS SERIES OF NAVARRO LOWREY, L.P., a Delaware limited partnership authorized to transact business in Florida as Centrepark Plaza I Series of Navarro Lowrey, Ltd.

Managing Agent:	Navarro Lowrey Properties
Landlord's and Managing Agent's Address:		Mr. Frank Navarro
	Corporate Center	Centrepark Plaza I Partners
	1475 Centrepark Boulevard, Suite 100	521 E. Morehead St, Ste 540
	West Palm Beach, Florida 33401	Charlotte, North Carolina, 28202

Tenant: Physicians Diagnostic Services, LLC
Tenant's Address:	(For Notice)	(For Billing)
	1514 Rock Quarry Rd Stockbridge, GA 30281	SAME

Premises:
Building:	Plaza I at Centrepark, 1801 Centrepark Drive East, West Palm Beach, FL 33401
Suite/Floor:	Suite 125
Area:	Approximately 3,621 rentable square feet
Parking Spaces:	Tenant shall have the use, free of charge and on a non-exclusive basis, of up to 14 parking spaces, one of which will be covered and reserved.

Tenant's Permitted Use of the Premises: General office use for monitoring of diagnostic computer software.

Lease Term: 5 (five) years, commencing as specified in Article 2.(a) and expiring August 31, 2006.

Annual Base Rent:

Year	Annual Base Rent	Monthly Base Rent
1	$50,694.00	$4,224.50
2	$63,367.50	$5,280.63
3	$66,988.50	$5,582.38
4	$70,609.50	$5,884.13
5	$74,139.98	$6,178.33

Tenant's Share of Expenses and Taxes ("Additional Rent"): RSF 3,621/ (40,077 × 95%) = 8.88%.

Security Deposit: $4,225.00

Guarantor of Lease: Sean Heyniger

Amount due from Tenant upon the execution of this Lease:

1.	Security Deposit	$4,225.00

Tenant's Required Liability Insurance with Minimum Policy Limits: $1,000,000.00

The foregoing information (herein referred to as "Basic Lease Information") is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

Signatures to follow on next page.

LANDLORD:		TENANT:
NAVARRO LOWREY, L.P.-CENTREPARK		PHYSICIANS DIAGNOSTIC SERVICES, LLC Authorized to transact business in Florida
PLAZA I PARTNERS SERIES, a Delaware limited partnership authorized to transact business in Florida as Navarro Lowrey, L.P. Centrepark Plaza I Partners Series
By:	NAVARRO LOWREY, INC. a Delaware corporation, Its General Partner
By:	/s/ Frank Navarro	By:	/s/ Sean Heyniger
Print Name: Frank Navarro		Print Name: Sean Heyniger
Its: President		Its: CEO

EXHIBIT "A"

DESCRIPTION OF PREMISES

[MAP]

EXHIBIT "B"

CERTIFICATE OF LEASE & RENT COMMENCEMENT

Date                        , 2002

The following is hereby confirmed as to the Premises:

1.
With reference to the lease dated Nov. 18, 2002 between PHYSICIANS DIAGNOSTIC SERVICES, LLC, authorized to conduct business in Florida, Tenant, and NAVARRO LOWREY, L.P.- CENTREPARK PLAZA I PARTNERS SERIES, a Delaware limited partnership authorized to transact business in Florida as Navarro Lowrey, Ltd.-Centrepark Plaza I Partners Series, Landlord, at Centrepark Plaza I, possession has been delivered to and accepted by Tenant. In addition, Tenant and Landlord hereby establish the Commencement Date.

2.
All terms, conditions and duties to be satisfied by Landlord as to space and improvements of the Premises in order for the rental to commence have been satisfactorily completed and there exists no default on the part of the Landlord and no claim which might warrant a future credit other than outstanding punch list items to be detailed in a subsequent letter to Landlord.

3.
Rent as stipulated in Article 3 of the Lease commences in full force and effect as of                        .

4.
Of the advance rental prepaid by Tenant, $                              applies to the period of                        to                         . Therefore, the next payment due Landlord shall be due on                        for the period of                        .

5.
Rent payment shall be made payable to                                                 , or elsewhere as designated by Landlord.

Please sign the acknowledgment below and return the original to Landlord.

NAVARRO LOWREY, L.P.-CENTREPARK PLAZA I PARTNERS SERIES, a Delaware limited partnership authorized to transact business in Florida as Navarro Lowrey, Ltd.-Centrepark Plaza I Partners Series
By:	NAVARRO LOWREY, INC., a Delaware corporation, Its General Partner
By:

Its:

Acknowledgment:

Tenant:

By:	Sean Heyniger
Its:

1

EXHIBIT "C"

INTENTIONALLY DELETED.

EXHIBIT "D"

INTENTIONALLY DELETED.

1

EXHIBIT "E"

CERTIFICATE OF TENANT

        NAVARRO LOWREY, L.P.—CENTREPARK PLAZA I PARTNERS SERIES, a Delaware limited partnership authorized to transact business in Florida as Navarro Lowrey, Ltd.—Centrepark Plaza I Partners Series ("Landlord") is under contract to sell Centrepark Plaza—Phase I ("Property") to                        , or its permitted assignee ("Purchaser"). In connection with the purchase and sale of the Property, Tenant acknowledges that its lease as defined below ("Lease") will be assigned to and assumed by Purchaser. The undersigned, Tenant, hereby certifies to Landlord and Purchaser, and their respective successors and assigns that as of this date,                         ,            , the following is true:

1A.	Premises:	rentable square feet located at Suite in Centrepark Plaza—Phase I, City of West Palm Beach, County of Palm Beach, State of Florida
B.	Tenant:

C.	Notice Address:

D.	Lease:

Lease Dated:

Lease Amendment:

E.	Copy of Lease: A true, correct and complete copy of the Lease and all amendments or modifications thereto is attached to this Certificate.
2A.	Tenant has accepted possession of the Premises pursuant to the Lease. The Lease term commenced on . The termination date of the Lease, excluding renewals and extensions, is .
B.	Tenant has no right to renew or extend the term, except as follows:
(list renewal options or none)
3.
The Lease is valid and in full force and effect and neither the Landlord or the Tenant is in default under the Lease. Tenant has no defense, setoff or counterclaim against Landlord arising out of any other transaction between Tenant and Landlord, and no event has occurred and no condition exists which will constitute a default, by either Tenant or Landlord, under the Lease.
4.
The Lease has not been assigned, modified, supplemented or amended in any way. The Lease constitutes the entire agreement between the parties and there are no other agreements between Landlord and Tenant concerning the Premises except those listed above.
5.
Any improvements required by the terms of the Lease to be made by Landlord have been completed; all allowances or reimbursements payable to Tenant under the Lease have been paid in full. Landlord has satisfied any and all commitments made to Tenant to induce Tenant to enter into the Lease.
6.	No rent or other sum payable under the Lease has been paid more than one month in advance.
7.
Full rental is currently accruing under the Lease. The minimum monthly rent presently payable under the Lease is $ . The monthly CAM charges payable by the Tenant under the Lease are $ . The monthly real estate taxes payable by the Tenant under the Lease are $ .

1

8.	Rent has been paid through . The next rental payment is , 200 .
9.	The Landlord is presently holding a security deposit of $ .
10.	The Lease contains and Tenant has:
A. No exclusive use rights.
B. No Rights of First Refusal, Rights of First Offer or Options to Purchase.
C. No other restrictive covenants or special conditions or exceptions.
D. No outstanding Landlord concessions due.
11.	No actions, whether voluntary or otherwise, are pending against the Tenant or any general partner of the Tenant under the bankruptcy laws of the United States or any state thereof.
12.
The Tenant is the sole owner of the entire leasehold interest under the Lease and has not sublet the Premises in whole or in part to any sublessee, has not assigned any of its rights under the Lease nor pledged or mortgaged the Lease or any interest therein. No one except the Tenant and its employees occupies the Premises.
13.
Tenant has not generated, used, stored, spilled, disposed of or released any flammable, explosive, toxic, carcinogenic, or corrosive substances other than pre-packaged office supplies or cleaning materials.

Furthermore, upon written notice from Landlord of the sale to Purchaser, Tenant will thereafter pay Rent and other charges under the Lease to Purchaser in accordance with the terms of the Lease. This Certificate shall be assigned by Landlord to Purchaser upon closing of such purchase. Tenant has read this Certificate, understands the certifications and representations made herein and certifies them to be true and correct. Tenant executes this Certificate intending reliance hereon by Landlord and Purchaser and acknowledges that the certifications and representations made herein shall survive the acquisition of the Premises by Purchaser.

TENANT:

By:

Name:

Title:

Date:

2

EXHIBIT "F"

RULES AND REGULATIONS

        BUILDING RULES AND REGULATIONS.    Tenant and its employees, agents, licensees and invitees shall faithfully observe and comply with the following Rules and Regulations and all reasonable modifications or any additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance of any said Rules and Regulations by any other tenant or occupant of the Building.

        1.    Advertising.    Landlord shall have the right to prohibit any advertising by Tenant on the Premises, which tends to impair the reputation of the Building or its desirability as an office building, and upon written notice from Landlord, Tenant promptly shall refrain from or discontinue such advertising.

        2.    Bicycles, Animals.    Tenant shall not bring any animals or birds into the Building, and shall not permit any type of vehicle including bicycles, inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

        3.    Dangerous or Immoral Activities.    Tenant shall not make any use of the Demised Premises, which involves the danger of injury to person or property, nor shall the same be used for any immoral use.

        4.    Loading, Unloading and Moving.    All loading and unloading of goods shall be done only at the times, in the areas, and through the entrances designated for such purposes by Landlord. Landlord accepts no liability and Tenant hereby releases Landlord of all liability with respect to the operation of delivery facilities for the Building, or the adequacy thereof, or of the acts or omissions of any person or persons engaged in the operation thereof, or in the acceptance, holding, handling or dispatch, or any error, negligence or delay therein.

        5.    Obstructions.    Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells or other common areas of the Building, or use such locations for any purpose except access to and exit from the Demised Premises without Landlord's prior written consent. Landlord may remove at Tenant's expense any such obstruction or item (unauthorized by Landlord), without notice or obligation to Tenant. Additionally, Tenant shall not permit its employees, agents, invitees, or customers to loiter, sleep, assemble or congregate within any common areas or grounds of the Building. Tenant shall not obstruct any of the access easements, which run across the property to serve the neighboring property.

        6.    Odors.    Tenant shall not permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

        7.    Proper Conduct.    Tenant, its employees and invitees, shall not conduct themselves in any manner which is inconsistent with the character of the Building as a first quality Building or which will impair the comfort and convenience of other tenants in the Building.

        8.    Personal Use of Premises.    The Demised Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes, or for the storage of personal effects or property not required for business purposes.

        9.    Refuse.    Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Demised Premises, or in receptacles (if any) provided by Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts and shafts of the Building free of all refuse.

        10.    Solicitations.    Landlord reserves the right to prohibit canvassing, soliciting or peddling in the Building but shall not be in any manner liable for any such acts within or about the Building.

1

        11.    Water Fixtures.    Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.

        12.    Windows.    The Tenant acknowledges the importance of the exterior glass to the architectural integrity of the Building; and agrees to observe Landlord's rules with respect to maintaining at all windows in the Demised Premises so that the Building presents a uniform exterior appearance.

        13.    Wires.    No wires of any kind or type (including but not limited to T.V. and radio antennas) shall be attached to the outside of the Building and no wires shall be run or installed in any part of the Building without Landlord's prior written consent which consent shall not be unnecessarily withheld.

        14.    Locks.    In the event Tenant installs locks incompatible with the Building's master locking system:

          (a)   Landlord without abatement of Rents, shall be relieved of any obligation to provide any service whatsoever to areas so restricted when locked.

          (b)   Tenant shall indemnify Landlord against any expenses as a result of forced entry into any areas so restricted, which may be required in an emergency.

          (c)   Tenant shall at the end of the term remove such locks at Tenant's expense.

        15.    Noise.    No loudspeakers, televisions, phonographs, radio, or other devices shall be used in a manner so as to be heard or seen outside of the leased property without Landlord's prior written consent.

        16.    Parking.    Tenant and its employees shall park their cars only in those portions of the parking area designated for that purpose by Landlord. Tenant shall furnish Landlord with automobile license numbers assigned to Tenant's cars or those of its employees within five (5) days after taking possession of the leased property and shall thereafter notify Landlord of any changes within five (5) days after such changes occur. If Tenant or its employees fail to park their cars in the designated parking areas, Landlord may charge Tenant $10 per day per car parked in any area other than those designated, as and for liquidated damage.

        17.    Plumbing.    The plumbing facilities shall not be used for any other purpose other than that for which they are constructed, and no foreign substance of any kind shall be deposited therein. Tenant shall bear the expense of any breakage, stoppage, or damage resulting from any violation of this provision by Tenant or its employees, agents, or invitees.

        18.    Surrender.    Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Landlord the leased property broom clean, in good order and condition, ordinary wear expected.

        19.    No Smoking.    No smoking of any tobacco products shall be permitted within any portion of the Building.

2

GUARANTY

        FOR VALUE RECEIVED and in consideration for and as an inducement to NAVARRO LOWREY, L.P.-CENTREPARK PLAZA I PARTNERS SERIES, a Delaware limited partnership authorized to transact business in Florida as Navarro Lowrey, Ltd.-Centrepark Plaza I Partners Series ("Landlord") entering into that certain Lease Agreement dated Nov. 18, 2002, with PHYSICIANS DIAGNOSTIC SYSTEMS, LLC, ("Tenant"), the undersigned, on behalf of himself, his legal representatives, heirs, successors and assigns, as principal and not as a surety, absolutely and unconditionally guarantees to Landlord, Landlord's successor and assigns, the full performance and observance of all the provisions therein provided to be performed and observed by Tenant, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefore, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the within Lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification, extension, assignment or sublease of this Lease. AS A FURTHER INDUCEMENT TO LANDLORD TO APPROVE THE LEASE AND IN CONSIDERATION THEREOF, LANDLORD AND THE UNDERSIGNED AGREE THAT IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER LANDLORD OR THE UNDERSIGNED AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, UNDER, OR BY VIRTUE OF THE TERMS OF THIS LEASE OR OF THIS GUARANTY, THAT LANDLORD AND THE UNDERSIGNED SHALL AND DO HEREBY WAIVE TRIAL BY JURY. In the event Landlord incurs any expenses in the enforcement of this guaranty, whether legal action be instituted or not, the undersigned agrees to be liable for same (including reasonable attorney's fees and costs) and to pay same promptly on demand by Landlord. The undersigned waives any right of indemnification or right of subrogation that the undersigned may have against Tenant until such time as Landlord has received payment in full of any and all obligations of Tenant under the Lease.

Notwithstanding provisions of this Guaranty to the contrary and provided Tenant is not in default of the Lease Agreement, this Guaranty shall expire and be of no further force or effect after August 31, 2003.

WITNESSES:		GUARANTOR: Sean Heyniger
/s/ [ILLEGIBLE]		By:	/s/ Sean Heyniger
Print Name:	[ILLEGIBLE]	Print Name:	Sean Heyniger
/s/ Bradley Riebau		Its:

Print Name:	Bradley Riebau

3

AMENDMENT NO. 1
TO
LEASE AGREEMENT

        THIS AMENDMENT NO. 1 TO LEASE AGREEMENT is made and entered into this          day of                   , 2003 by and between CENTREPARK PLAZA I PARTNERS SERIES OF NAVARRO LOWREY, L.P., a Delaware limited partnership authorized to transact business in Florida as Centrepark Plaza I Series of Navarro Lowrey, Ltd. ("Landlord") and PHYSICIANS DIAGNOSTIC SERVICES, LLC, a Delaware corporation authorized to transact business in Florida ("Tenant").

        WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated October 11, 2002 (the "Lease Agreement"), pursuant to which Landlord leased to Tenant approximately 3,621 square feet within the building located at 1801 Centrepark Drive East, West Palm Beach, FL 33401 (the "Building"); and

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease Agreement as follows:

        1.     Recitals.    The recitals set forth above are true and correct and are incorporated herein by reference.

        2.     Definitions.    All capitalized terms in this Amendment shall have the same meaning as in the Lease Agreement.

        3.     Tenants Share of Expenses and Taxes.    Tenant's share of Expenses and Taxes, as outlined in Schedule I, Basic Lease Information of the Lease, is hereby amended as follows: 3,621/(40,777 X 95%) = 9.35%.

        4.     The Lease Agreement, as modified herein, shall remain in full force and effect.

TENANT:
PHYSICIANS DIAGNOSTIC SERVICES, LLC, a Delaware corporation
WITNESS	By:	/s/ SEAN HEYNIGER
[ILLEGIBLE]	Print Name:	Sean Heyniger
[ILLEGIBLE]	Its:	CEO
LANDLORD:
CPW 13 PARTNERS, LTD, a Florida limited partnership
	By:	NAVARRO LOWREY, L.P. - CENTREPARK PLAZA I PARTNERS series, A Delaware limited partnership authorized to transact business in Florida as Navarro Lowrey, Ltd. — Centrepark Plaza I Partners Series
WITNESS	By:	/s/ FRANK NAVARRO
Frank Navarro
	Its:	President

SECOND AMENDMENT TO LEASE AGREEMENT

        THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made as of the 12th day of September 2006, by and between CentrePark East Investors LLC, a Delaware limited liability company ("Landlord") and PSDHeart, Inc. a Delaware corporation ("Tenant").

WHEREAS:

        A. Landlord and Tenant are the current parties to that certain Lease Agreement dated November 18, 2002, as amended by that certain First Amendment to Lease Agreement dated August 29, 2003 (collectively, the "Lease") with respect to certain premises located at 1801 CentrePark Drive East, Suite 125. West Palm Beach, Florida 33401. as more particularly described in the Lease.

        B. The parties desire to amend the Lease in certain respects as more particularly set forth below.

        NOW, THEREFORE, in consideration of the execution and delivery of this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

  1.
  This Amendment shall be deemed a part of, but shall take precedence over and supersede any provisions to the contrary contained in the Lease.

  2.
  All initial capitalized terms used in the Amendment shall have the same meaning as set forth in the Lease unless otherwise provided.

  3.
  Tenant hereby acknowledges and agrees that Tenant is not aware (without performing any due diligence) of any existing defaults by reason of any act or omission of the Landlord under the Lease and that to Tenant's actual knowledge (without performing any due diligence) Landlord has fulfilled all of its duties and obligations under Lease to date.

  4.
  Landlord and Tenant agree that the term of the Lease is hereby extended for a period of three (3) years commencing on September 1, 2006 and ending on August 31, 2009 (the "Extended Term").

  5.
  Tenant acknowledges and agrees that the total Base Rent payable by Tenant during the first year of the Extended Term consists of two separate components, i.e. Base Rent of $19.00 per square foot and rent for additional janitorial services which are specific to Tenant's use of the premises of $1.80 per square foot. The total Base Rent payable during the Extended Term is as follows:

Months	Rate/ sq. ft.	Monthly	Annually
9/1/06 to 8/31/07	$20.80	$6,276.40	$75,316.80
9/1/07 to 8/31/08	$21.63	$6,527.46	$78,329.47
9/1/08 to 8/31/09	$22.50	$6,787.93	$81,455.12

  6.
  Schedule I Basic Lease Information is hereby revised to change the name and address of the Landlord and its Managing Agent to:

Landlord:	CentrePark East Investors LLC c/o NAI/Merin Hunter Codman, Inc. 1601 Forum Place, Suite 200 West Palm Beach, FL 33401

Managing Agent:	NAI/Merin Hunter Codman, Inc. 1601 Forum Place, Suite 200 West Palm Beach, FL 33401
  7.
  Schedule I Basic Lease Information and Section 10(c) of the Lease are hereby revised to change the "Tenant's Required Liability Insurance with Minimum Policy Limits" from $1,000,000 to $2,000,000.

  8.
  Landlord agrees to make available to Tenant up to $7,242.00 (the "Allowance") for Tenant's use toward Tenant's costs of refurbishing the Premises (the "Improvements"). Landlord will reimburse Tenant for Tenant's costs for the Improvements based upon applications for payment submitted to Landlord by Tenant no more often than once per month. The form of application for payment shall be agreed upon by Landlord and Tenant. In support of expenditures paid out of each application for payment, Tenant shall submit to Landlord paid and receipted invoices for the completed work, releases of liens for all such work, proof that the work has been inspected and approved by the applicable governmental authority, if applicable, and such other commercially reasonable documentation as may be requested by the Landlord in order to validate the cost of the Improvements. All Improvements, whether covered by the Allowance or not, shall become the property of Landlord upon the expiration or earlier termination of the Lease and shall remain on the Premises at all times during the term of this Lease. Tenant shall not be entitled to payment or rent reduction for any part of the Allowance not used by Tenant. Tenant shall be permitted to commence work on the Improvements, subject to the terms of Article 6 of the Lease (including, without limitation, the requirement that Tenant obtain Landlord's prior written consent for any of the Improvements), on the Effective Date of this Amendment.

  9.
  Tenant represents and warrants that, except for NAI/Merin Hunter Codman, Inc. (the "Broker"). Tenant has not dealt with any brokers, finders or similar parties with respect to the negotiations and/or terms contained in this Amendment. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, damages, liability and expenses, including, but not limited to, reasonable attorneys' fees, including any appellate proceedings, that may arise from any claims or demands of any broker(s), finder(s) or similar party(ies) having dealt with or through Tenant and/or alleging to have dealt with or through Tenant, for any commission alleged to be due by such party in connection with this Amendment. Landlord shall be responsible to pay the Broker a commission pursuant to a separate agreement.

  10.
  Landlord and Tenant are also the parties to that certain Lease dated November 14, [Illegible] as the same has been amended, for certain office premises known as Suite 110, 1801 Centrepark Drive East, West Palm Beach, Florida, (the "Suite 110 Lease"). Tenant acknowledges and agrees that any default under the Suite 110 Lease shall also be deemed a default under this Lease which shall entitle Landlord to exercise any and all rights and remedies provided to Landlord for a Tenant default under this Lease.

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  11.
  Except as specifically modifies hereby, all of the provisions of the Lease which are not in conflict with the terms of this Amendment shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Signed, sealed and delivered in the presence of:	LANDLORD:

CENTREPARK EAST INVESTORS LLC a Delaware limited liability company

/s/ Ally Oilerich	By:	/s/ [ILLEGIBLE]
Print Name:
/s/ K. Heck	Its:

TENANT:
PDSHeart, Inc., a Delaware corporation

/s/ Maria Puente	By:	/s/ Gregory N. Marsh
	Name:	Gregory N. Marsh
	Title:	COO & CFO, PDSHeart, Inc.

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  Exhibit 10.17
AMENDMENT NO. 1 TO LEASE AGREEMENT